                             United Auto Group, Inc.
                   (formerly named EMCO Motor Holdings, Inc.)
                              List of Subsidiaries



                                                       State of Incorporation
DiFeo Group                                            or Organization
--------------                                         ----------------------

DiFeo Partnership, Inc.                                Delaware
DiFeo Partnership RCT, Inc.                            Delaware
DiFeo Partnership RCM, Inc.                            Delaware
DiFeo Partnership HCT, Inc.                            Delaware
DiFeo Partnership SCT, Inc.                            Delaware
DiFeo Partnership VIII, Inc.                           Delaware
DiFeo Partnership IX, Inc.                             Delaware
DiFeo Partnership X, Inc.                              Delaware
Hudson Partners of Jersey City, Inc.                   New Jersey
UAG Northeast, Inc.                                    Delaware
UAG Northeast (NY), Inc.                               New York
Hudson Motors, Inc.                                    New Jersey
Fair Hyundai Partnership                               New Jersey
Fair Chevrolet-Geo Partnership                         New Jersey
Danbury Auto Partnership                               New Jersey
Danbury Chrysler Plymouth Partnership                  New Jersey
Hudson Motors Partnership                              New Jersey
DiFeo Hyundai Partnership                              New Jersey
J&F Oldsmobile Partnership                             New Jersey
DiFeo Nissan Partnership                               New Jersey
DiFeo Chevrolet-Geo Partnership                        New Jersey
DiFeo Chrysler Plymouth Jeep Eagle Partnership         New Jersey
OCT Partnership                                        New Jersey
OCM Partnership                                        New Jersey
Somerset Motors Partnership                            New Jersey
DiFeo BMW Partnership                                  New Jersey
County Auto Group Partnership                          New Jersey
Rockland Motors Partnership                            New Jersey
United-DiFeo Management Partnership                    New Jersey


Arizona
-------

UAG West, Inc.                                         Delaware
SA Automotive, Ltd.                                    Arizona
SL Automotive, Ltd.                                    Arizona
SPA Automotive, Ltd.                                   Arizona
LRP, Ltd.                                              Arizona
Sun BMW, Ltd.                                          Arizona
6725 Dealership, Ltd.                                  Arizona
Scottsdale Management Group, Ltd.                      Arizona
SK Motors, Ltd.                                        Arizona
Scottsdale Audi, Ltd.                                  Arizona


Arkansas
--------

United Landers, Inc.                                   Delaware
Landers Auto Sales, Inc.                               Arkansas
Landers United Auto Group, Inc.                        Arkansas

Landers United Auto Group No. 2, Inc.                  Arkansas
Landers United Auto Group No. 3, Inc.                  Arkansas
Landers-UAG Reinsurance Co., LTD                       California


Georgia
-------

UAG Atlanta, Inc.                                      Delaware
Atlanta Toyota, Inc.                                   Texas
UAG Atlanta II, Inc.                                   Delaware
United Nissan, Inc.                                    Georgia
     (formerly named Steve Rayman Nissan. Inc.)
UAG Atlanta III, Inc.                                  Delaware
Peachtree Nissan, Inc.                                 Georgia
     (formerly named Hickman Nissan, Inc.)
UAG Atlanta IV, Inc.                                   Delaware
UAG Atlanta IV Motors, Inc.                            Georgia
     (formerly named Charles Evans BMW, Inc.)
UAG Atlanta V, Inc.                                    Delaware
Conyers Nissan, Inc.                                   Georgia
     (formerly named Charles Evans Nissan,  Inc.)


Tennessee
---------

UAG Tennessee, Inc.                                    Delaware
United Nissan, Inc.                                    Tennessee
     (formerly named Standefer Nissan, Inc.)


Auto Finance
------------

Atlantic Auto Finance Corporation                      Delaware
Atlantic Auto Funding Corporation                      Delaware
Atlantic Auto Second Funding Corporation               Delaware
Atlantic Auto Third Funding Corporation                Delaware


                                       -2-